UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022
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Zuora, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38451	20-5530976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Redwood Shores Parkway, Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 976-9056

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ZUO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2022, Zuora, Inc. (“Zuora”) entered into an investment agreement (the “Investment Agreement”) with Silver Lake Alpine II, L.P., relating to the issuance to Silver Lake Alpine II, L.P. (and/or its designated affiliates) (collectively, “Silver Lake”) and one or more strategic investors of up to $425 million aggregate principal amount of convertible senior notes (each a “Note”, collectively the “Notes” and such transaction, the “Convertible Notes Transaction”) comprised of: (i) $250 million of Notes to be issued to Silver Lake at the Initial Closing (as defined in the Investment Agreement) (such issuance of Notes, the “Initial SL Tranche”), (ii) up to $25 million of Notes that may be issued to one or more strategic investors mutually determined by Zuora and Silver Lake (together with Silver Lake, the “Purchasers”) in the Initial Closing and (iii) an additional $150 million of Notes to be issued to Silver Lake in a Closing (as defined in the Investment Agreement) on or before 18 months of the Initial Closing in accordance with the terms and conditions set forth in the Investment Agreement.

The purchase price per Note shall be 98.0% (the “Discounted Purchase Price”), with such Discounted Purchase Price being applied to the Notes as set forth in the Investment Agreement. The Investment Agreement contains customary conditions to closing and can be terminated by either Zuora or the Purchasers if the Initial Closing does not occur prior to April 15, 2022 so long as the terminating party shall not be the primary cause of the failure of the Initial Closing to occur on or before such time.

The foregoing description of the Investment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Investment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Convertible Notes

The Notes will be governed by an indenture (the “Indenture”) between Zuora and an institutional trustee to be selected by Zuora and will bear interest at a rate of 3.95% per annum, payable quarterly in cash, provided that Zuora may elect to pay interest in kind at 5.50% per annum payable quarterly. The Notes will mature seven years after the Initial Closing, subject to earlier conversion or repurchase.

The Notes will be convertible into shares of Zuora’s Class A Common Stock (the “Class A Common Stock”) at a conversion rate of 50.0000 shares per $1,000 principal amount of the Notes (which represents an initial conversion price of $20.00 per share), in each case subject to customary anti-dilution adjustments. Any Notes that are converted in connection with a Make-Whole Fundamental Change (as defined in the Indenture) are, under certain circumstances, entitled to an increase in the conversion rate.

With certain exceptions, upon a Fundamental Change (as defined in the Indenture), the holders of the Notes may require that Zuora repurchase all or part of the principal amount of the Notes at a purchase price equal to the principal amount plus the total sum of all remaining scheduled interest payments through the remainder of the term of the Notes. On and after the fifth anniversary of the Initial Closing Date, the holders of the Notes may require that Zuora repurchase all or part of the principal amount of the Notes at a purchase price equal to the principal amount plus accrued interest through the date of repurchase. Zuora has no right to redeem the Notes prior to maturity.

The Indenture will include a restrictive covenant that, subject to specified exceptions, limits the ability of Zuora to incur additional debt. The Indenture also will include customary events of default, the occurrence of which may result in the acceleration of the maturity of the Notes under the Indenture.

Zuora will offer and sell the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Zuora will rely on this exemption from registration based in part on representations made by the Purchasers in the Investment Agreement.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the Form of Indenture, including the form of Note, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

The Warrants

In addition, as a condition of the Investment Agreement, Zuora will issue to Silver Lake warrants (the “Warrants”) to acquire up to 7,500,000 shares of Class A Common Stock, exercisable for a period of seven years from the Initial Closing, and of which (i) up to 2,500,000 warrants shall be exercisable at $20.00 per share, (ii) up to 2,500,000 warrants shall be exercisable at $22.00 per share and (iii) up to 2,500,000 warrants shall be exercisable at $24.00 per share. If a Make-Whole Fundamental Change (as defined in the Warrants) occurs then the number of shares issuable upon exercise of the Warrants may be increased, and the exercise price for the Warrants adjusted, in accordance with the Warrants. The Warrants will be sold in a private placement to Silver Lake pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

The foregoing description of the Warrants is qualified in its entirety by the copy of the form of Warrant, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Board Representation

In connection with and conditioned upon the Initial Closing, Zuora’s Board of Directors (the “Board”) will be increased from nine to ten members and Silver Lake will be entitled to nominate one individual to the Board to fill such vacancy. Silver Lake’s initial designee will be Joseph Osnoss, Managing Director of Silver Lake. Mr. Osnoss will serve as a Class III director whose term will expire in 2024. Silver Lake will also have the right to designate one non-voting Board observer who shall be entitled to attend Board meetings.

Silver Lake will maintain the right to nominate one individual for election to the Board and to designate one non-voting Board observer, as long as Silver Lake or its affiliates beneficially own shares of Class A Common Stock (assuming conversion of the Notes and exercise of the Warrants) representing at least 4% of the outstanding shares of Class A Common Stock and Zuora’s Class B Common Stock (assuming conversion of the Notes and exercise of the Warrants).

Standstill Obligations

The Purchasers will be subject to a standstill provision until the later of (i) the date that is six months following such time as Silver Lake no longer has a representative or a right to have a representative on the Board, and (ii) the three-year anniversary of the Initial Closing (the “Standstill Period”). During the Standstill Period, the Purchasers will not, among other things, and subject to specified exceptions (a) acquire any securities of Zuora if, immediately after such acquisition, the Purchaser, together with certain of its affiliates, would beneficially own more than 19.9% of the then outstanding Class A Common Stock (assuming conversion of the Notes and exercise of the Warrants), excluding any shares purchased pursuant to its participation rights described below; (b) participate in any solicitation of proxies; or (c) form, join or participate in any group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The Standstill Period will terminate early upon the effective date of a change of control of Zuora or 90 days after such date that the Purchaser and certain of its affiliates cease to beneficially own any Notes, Warrants or shares of Class A Common Stock (other than as may have been issued to directors for compensation purposes).

Transfer Restrictions; Participation and Registration Rights

For a period of 18 months from the Initial Closing, or earlier upon a change of control of Zuora, the Purchasers will be restricted from transferring or entering into an agreement that transfers the economic consequences of ownership of the Notes, Warrants or the shares of Class A Common Stock to be issued upon conversion of the Notes or exercise of the Warrants, respectively. These restrictions shall not apply to, among other exceptions, transfers or pledges of the Notes, Warrants or shares of Class A Common Stock to be issued upon conversion of the Notes or exercise of the Warrants, respectively, or the satisfaction of obligations related to pledged Notes or Warrants, in each case in connection with one or more bona fide margin loans.

The Purchasers will have the option to purchase up to 50% of any equity securities, or instruments convertible into or exchangeable for any equity securities, in any proposed offerings by Zuora until the earlier of (i) the 18-month anniversary of the Initial Closing or (ii) such time as the Purchasers no longer has a representative and no longer has rights to have a representative on the Board. The Purchasers’ option will not apply to equity issued in connection with acquisitions, underwritten public offerings, strategic partnerships or commercial arrangements, or equity compensation plans. The Purchasers are also entitled to certain registration rights for the Notes, Warrants and shares of Class A Common Stock to be issued upon conversion of the Notes or exercise of the Warrants, respectively, subject to specified limitations.

Press Release

On March 2, 2022, Zuora issued a press release announcing the Convertible Notes Transaction. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

On March 2, 2022, Zuora issued a press release announcing the financial results of its fiscal quarter and full year ended January 31, 2022. The press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information in this current report, including Exhibit 99.2, are furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained herein and in Exhibit 99.2 shall not be deemed incorporated by reference in any registration statement or other document filed with the Securities and Exchange Commission by Zuora, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2022, the Board appointed Mr. Osnoss to the Board, effective and conditioned upon the Initial Closing. The Board has not yet determined on which committees of the Board he will serve.

Mr. Osnoss is a Managing Partner of Silver Lake, which he joined in 2002. From 2010 to 2014, he was based in London, where he helped oversee the firm’s activities in EMEA. Prior to joining Silver Lake, Mr. Osnoss worked in investment banking at Goldman, Sachs & Co., where he focused on mergers, acquisitions, and financings in the technology and telecommunications industries. Mr. Osnoss is currently a member of the board of directors of Carta, Cegid Group, Clubessential Holdings, EverCommerce Inc., where he serves on the compensation committee, First Advantage Corporation, where he serves on the nominating and corporate governance committee, Global Blue Group Holding AG, where he serves on the nomination and compensation committee, LightBox, and Relativity. He previously served as a board member of Cast & Crew Entertainment Services, Instinet Inc., Interactive Data Corporation, Mercury Payment Systems, and Virtu Financial Inc. Additionally, Mr. Osnoss served on the board of directors of Cornerstone OnDemand, Inc. from December 2017 to October 2021, where he served on its nominating and corporate governance committee from January 2018 to October 2021. Mr. Osnoss also served on the board of directors of Sabre Corporation from March 2007 to April 2021 and served on its audit, compensation, and governance and nominating committees, amongst others, during his directorship. Mr. Osnoss received his A.B. in Applied Mathematics and a citation in French Language from Harvard College. He has remained involved in academics, including as a Visiting Professor in Practice at the London School of Economics; a member of the Dean’s Advisory Cabinet at Harvard’s School of Engineering and Applied Sciences; a participant in The Polsky Center Private Equity Council at the University of Chicago; and a Trustee of Greenwich Academy.

In connection with his appointment to the Board, and consistent with Zuora’s Non-Employee Director Compensation Program (the “Director Compensation Program”), Mr. Osnoss will receive a restricted stock unit grant under Zuora’s 2018 Equity

Incentive Plan with an aggregate value of $400,000 that will vest annually in three equal installments on the anniversary of the grant date, subject to his respective continued service with Zuora through each such vesting date. He will also receive Zuora’s standard annual cash retainer of $30,000 for members of the Board that will be pro-rated to reflect his partial service for fiscal year 2023. In addition, Mr. Osnoss is expected to enter into Zuora’s standard form of indemnity agreement. There are no family relationships between Mr. Osnoss and any other Zuora Board member or executive officer. Moreover, Mr. Osnoss is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K other than the transactions contemplated by the Investment Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this report:

Exhibit Number	Description
10.1	Investment Agreement by and between Zuora, Inc. and Silver Lake Alpine II, L.P., dated as of March 2, 2022.
10.2	Form of Indenture
10.3	Form of Warrant
99.1	Press release, dated March 2, 2022, issued by Zuora, Inc.
99.2	Press release, dated March 2, 2022, issued by Zuora, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUORA, INC.
(Registrant)

Dated: March 2, 2022	By:	/s/ Todd McElhatton
Todd McElhatton
Chief Financial Officer